UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2021

FIRST SEACOAST BANCORP

(Exact Name of Registrant as Specified in Charter)

Federal	001-38985	84-2404519
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:(603) 742-4680

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of First Seacoast Bancorp (the “Company”) was held on May 27, 2021.  The final result of the vote on each matter submitted to a vote of stockholders is as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes

Thomas J. Jean	4,814,487	142,733	663,490
Erica A. Johnson	4,818,307	138,913	663,490
Janet Sylvester	4,788,583	168,637	663,490

2.	The First Seacoast Bancorp 2021 Equity Incentive Plan was approved by the following vote:

Vote Results (Including Votes Cast by First Seacoast Bancorp, MHC):

For	Against	Abstentions	Broker Non-Votes

4,752,838	180,731	23,651	663,490

Vote Results (Excluding Votes Cast by First Seacoast Bancorp, MHC):

For	Against	Abstentions	Broker Non-Votes

1,402,033	185,610	23,651	663,490

3.	The appointment of Baker Newman & Noyes LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes

5,528,845	62,864	29,001	- 0 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:June 1, 2021            FIRST SEACOAST BANCORP

By:/s/ James R. Brannen

James R. Brannen

President and Chief Executive Officer